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                                                                     EXHIBIT 5.1

                         Browne Rosedale & Lanouette LLP
                         31 St. James Avenue, Suite 830
                           Boston, Massachusetts 02116

                                                   April 14, 2004


NaviSite, Inc.
400 Minuteman Road
Andover, MA  01810

Ladies and Gentlemen:

      This opinion is furnished to you in connection with the Registration Statement on Form S-2 (File No. 333-112087) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering of an aggregate of 9,200,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of NaviSite, Inc., a Delaware corporation (the "Company"), of which (i) 8,000,000 shares of Common Stock (including 700,000 shares subject to an over-allotment option granted by the Company to the Underwriters (as defined below)) will be issued and sold by the Company to the Underwriters, and (ii) 1,200,000 shares of Common Stock (including 500,000 shares subject to an over-allotment option granted by a Selling Stockholder to the Underwriters) will be sold by certain stockholders of the Company (the "Selling Stockholders") to the Underwriters (such shares being hereinafter referred to as the "Shares"). The Shares are to be sold by the Company and the Selling Stockholders pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into among the Company, the Selling Stockholders, and Thomas Weisel Partners LLC, CIBC World Markets Corp. and SG Cowen Securities Corporation (the "Underwriters").

      We have acted as counsel for the Company in connection with the sale by the Company and the Selling Stockholders of the Shares. We have examined signed copies of the Registration Statement and all exhibits thereto, as filed with the Commission. We have also examined and relied upon minutes of meetings of the shareholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.
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      We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of The Commonwealth of Massachusetts, the Delaware Constitution, the Delaware General Corporation Law statute, reported judicial decisions interpreting Delaware law and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of The Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

      Based upon and subject to the foregoing, we are of the opinion that (i) the Shares to be issued and sold by the Company have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and (ii) the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

      It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose, without our prior written consent.

      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the related Prospectus under the caption "Validity of Common Stock." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                          Very truly yours,

                                          /s/ Browne Rosedale & Lanouette LLP

                                          Browne Rosedale & Lanouette LLP